As filed with the Securities and Exchange Commission on February 20, 2004

Registration No. 333-112712

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

Amendment No. 2
to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________

THE ADVISORY BOARD COMPANY
(Exact name of registrant as specified in its charter)

Delaware	52-1468699
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification number)

The Advisory Board Company
The Watergate
600 New Hampshire Avenue, N.W.
Washington, DC 20037
(202) 672-5600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
_____________

David L. Felsenthal
The Advisory Board Company
The Watergate
600 New Hampshire Avenue, N.W.
Washington, DC 20037
(202) 672-5600
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_____________

Copy to:
Steven R. Finley
Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, N.Y. 10166
(212) 351-4000

     Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

     If any of the securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]_____________

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
______________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a) may determine.

     The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 20, 2004

PROSPECTUS

2,980,990 Shares

[LOGO]

The Advisory Board Company

Common Stock

     This prospectus relates to the public offering of up to 2,980,990 shares of our common stock by certain stockholders. The selling stockholders may offer and sell the shares in a number of different ways and at varying prices from time to time after the effective date of the registration statement of which this prospectus is a part. The prices at which the selling stockholders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions. We and the selling stockholders will provide the specific terms of any offering of shares, including the price of the shares, in supplements to this prospectus. You should read this prospectus and each applicable supplement carefully before you invest.

     We provide more information about how the selling stockholders may sell the shares in the section entitled “Plan of Distribution” on page 5. We will not directly receive any of the proceeds from the sale of shares of common stock by the selling stockholders. Since a number of the shares being offered will be issued upon the exercise of currently outstanding stock options, we will receive payment from the selling stockholders of the option exercise prices. We will use these funds for general corporate purposes.

     Our common stock is traded on the Nasdaq National Market under the symbol “ABCO.” On February 20, 2004, the last reported sale price of the common stock was $36.38 per share.

_______________

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

_______________

February 20, 2004

ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the SEC using a shelf registration process. Under this shelf registration process, the selling stockholders identified in this prospectus may sell an aggregate of up to 2,980,990 shares of our common stock.

     This prospectus provides you with a general description of the common stock that the selling stockholders may sell. Each time the selling stockholders use this prospectus in connection with a sale of the common stock, we and the selling stockholders will provide a prospectus supplement that will contain specific information about the terms of that offering, including the price at which the shares will be offered. The prospectus supplement also may add, update or change information contained in this prospectus, and may contain information concerning the risks of an investment in the common stock. You should read both this prospectus and the prospectus supplement together with additional information described under the caption “Where You Can Find More Information About Us”. The selling stockholders may use this prospectus to sell common stock only if it is accompanied by a prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

     We have filed a registration statement on Form S-3 to register these shares with the SEC. This prospectus is part of that registration statement. As allowed by the rules of the SEC, this prospectus does not contain all the information that you can find in the registration statement or the exhibits to the registration statement.

     We are subject to the informational requirements of the Securities Exchange Act of 1934 and file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy these reports, statements or other information, including the registration statement of which this prospectus is a part, at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, DC 20549. You may obtain information on the SEC’s operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The materials that we file may be accessed electronically by means of the SEC’s homepage on the Internet at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding registrants, including us, that file electronically with the SEC. This information may also be accessed via our homepage on the Internet at http://www.advisoryboardcompany.com.

     The SEC allows us to “incorporate by reference” into this prospectus and any accompanying prospectus supplement the information that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus and any accompanying prospectus supplement, and information that we subsequently file with the SEC will supersede information in this prospectus and in our other filings with the SEC. We incorporate by reference the documents set forth below, which we already have filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, except for Current Reports on Form 8-K containing disclosure furnished under Item 9 or Item 12 of Form 8-K and exhibits relating to such disclosures, unless otherwise specifically stated in the Form 8-K, until the selling stockholders have sold all the shares offered by this prospectus:

•	our Annual Report on Form 10-K for the year ended March 31, 2003, filed with the SEC on June 27, 2003;

•	our Quarterly Reports on Form 10-Q for the quarter ended June 30, 2003, filed with the SEC on August 14, 2003, for the quarter ended September 30, 2003, filed with the SEC on November 14, 2003 and for the quarter ended December 31, 2003, filed with the SEC on February 17, 2004; and

•	the description of our common stock set forth in our Registration Statement on Form 8-A filed with the SEC on October 20, 2001.

     We will provide you with a copy of any or all of the information that has been incorporated by reference in this prospectus, other than the exhibits to such documents, unless such exhibits specifically are incorporated by reference into the documents that this prospectus incorporates, upon written or oral request and at no cost to you. You may make such requests to the following name, address and telephone number:

David L. Felsenthal The Advisory Board Company The Watergate 600 New Hampshire Avenue, N.W. Washington, DC 20037 (202) 672-5600

     You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information provided by this prospectus or any prospectus supplement is accurate as of any date other than the dates on the front of those documents.

THE ADVISORY BOARD COMPANY

     We provide best practices research and analysis to over 2,300 hospitals, health systems, pharmaceutical and biotech companies, health care insurers and medical device companies in the United States, focusing on business strategy, operations and general management issues. Best practices research identifies, analyzes and describes specific management initiatives, strategies and processes that produce the best results in solving common problems or challenges.

     We offer our research and analysis through discrete annual programs on a subscription or membership basis. For a fixed annual fee, members of each program have access to an integrated set of services such as best practices research studies, executive education seminars, customized research briefs and web-based access to the program’s content database and decision support tools. Each of our programs targets the issues of a specific executive constituency or business function and offers a standardized set of services.

USE OF PROCEEDS

     All of the shares of common stock being sold in the offering are being sold by the selling stockholders. We will not directly receive any proceeds from the sale of the common stock. Since a number of the shares being offered will be issued upon the exercise of currently outstanding stock options, we will receive payment from the selling stockholders of the option exercise prices. We will use these funds for general corporate purposes.

SELLING STOCKHOLDERS

     The following table sets forth certain information regarding the selling stockholders’ beneficial ownership of our common stock as of the date of this prospectus. Because the selling stockholders may sell none, all or a portion of the shares that they hold pursuant to this offering, no meaningful estimate can be given as to the amount of shares that will be held by the selling stockholders after completion of this offering. To our knowledge, except under applicable community property laws or as otherwise indicated in the footnotes to the table, the selling stockholders have sole voting and investment power with respect to all shares beneficially owned.

				Shares Beneficially Owned
	Shares Beneficially			Prior to Offering Including
	Owned Prior to Offering (1)			All Shares Subject to Options		Number of Shares
Name	Number (2)	Percent (2)		Number (3)	Percent (3)	Offered (4)
Frank J. Williams, Chief Executive Officer and Director	316,543	2.0%		661,690	4.0%	140,000
Scott M. Fassbach, Chief Research Officer	288,017	1.8%		594,175	3.6%	220,000
David L. Felsenthal, Chief Financial Officer, Secretary and Treasurer	76,947	*		182,920	1.1%	—
Scott A. Schirmeier, General Manager, Sales and Marketing	110,863	*	%	208,626	1.3%	110,863
Richard A. Schwartz, General Manager, Research	153,858	1.0%		333,716	2.1%	150,858
Non-executives:
An Huang Chen	59,536	*	%	117,072	* %	57,536
Deborah E. Cunningham	46,309	*	%	92,619	* %	46,309
Christopher B. Denby	60,441	*	%	152,082	1.0%	59,641
Sarah U. Evans	45,504	*	%	109,709	* %	44,204
James L. Field	105,390	*	%	198,574	1.2%	105,390
John M. Galloway	50,632	*	%	111,152	* %	50,519
Jushua Gray	80,431	*	%	137,822	* %	80,431
Michael J. Higgins	57,432	*	%	112,726	* %	56,132
Elizabeth B. Keffer	202,782	1.3%		395,565	2.4%	192,782
Stephen W. Kett	51,923	*	%	103,846	* %	51,923
Bradford S. Koles, Jr.	82,270	*	%	151,597	1.0%	80,270
Andrew W. Lee	50,519	*	%	111,039	* %	50,519
Edward T. Lentz	117,879	*	%	208,081	1.3%	117,879
Robert B. Moore	79,428	*	%	158,856	1.0%	79,428
Alexander B. Packard	43,100	*	%	96,427	* %	42,100
Franziska R. Shaw	58,426	*	%	122,140	* %	55,426
Mary D. van Hoose	46,288	*	%	111,194	* %	44,906
Other non-executives (73 persons)	771,968	4.7%		1,789,421	10.2%	744,122
All directors and executive officers as a group	946,228	5.7%		1,981,127	11.1%	621,721
__________
(1)	The information contained in this table reflects “beneficial ownership” as defined in Rule 13d-3 under the Securities Exchange Act of 1934.

(2)	The number of shares and percentages included in these columns are calculated in accordance with Rule 13d-3(d) under the Securities Exchange Act of 1934. Pursuant to that rule, in addition to the issued and outstanding shares beneficially owned, the holder is treated as beneficially owning shares that are subject to options that are exercisable within 60 days. For purposes of calculating the percentage of shares owned, the option shares attributed to a holder are deemed to be outstanding for the purpose of calculating the percentage of outstanding common stock owned by that holder, but are not deemed to be outstanding for the purpose of computing the percentage of common stock owned by any other person.

(3)	The number of shares and percentage included in these columns include the issued and outstanding shares beneficially owned, without regard to whether or not shares that are subject to options are exercisable within 60 days. For purposes of calculating the percentage of shares owned, the option shares are deemed to be outstanding for the purpose of calculating the percentage of common stock owned by that holder, but are not deemed to be outstanding for the purpose of computing the percentage of common stock owned by any other person.

(4)	Includes shares to be sold by such holder pursuant to this prospectus supplement that will be issued immediately prior to their sale as a result of the exercise of options.

*	Represents less than 1%.

PLAN OF DISTRIBUTION

     We are registering 2,980,990 shares of our common stock under the registration statement of which this prospectus forms a part on behalf of the selling stockholders named in this prospectus. The selling stockholders will bear all expenses in connection with the registration of the shares of our common stock offered and being sold by this prospectus, as well as all brokerage commissions and similar selling expenses, if any, attributable to sales of the shares. Sales of shares may be effected by the selling stockholders from time to time in one or more types of transactions (which may include block transactions) on the Nasdaq National Market, in the over-the-counter market, in negotiated transactions, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. These transactions may or may not involve brokers, dealers, agents or underwriters.

     The selling stockholders may effect sales of shares:

•	acting as principals for their own account directly;

•	in ordinary brokerage transactions in which the broker solicits purchasers or executes unsolicited orders;

•	to brokers, dealers or underwriters in transactions in which the broker, dealer or underwriter acquires the shares as principal and resells the shares into the public market in one or more transactions in any manner permitted by the selling stockholders under this prospectus;

•	directly or through brokers or agents in private sales at negotiated prices; or

•	by any other legally available means.

     Offers to purchase shares covered by this prospectus also may be solicited by agents designated by the selling stockholders from time to time.

     Broker-dealers, agents or underwriters may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers, agents or underwriters may act as agents or to whom they sell as principal or both (this compensation to a particular broker-dealer might be in excess of customary commissions). In no event will such compensation exceed 8% of the proceeds of this offering. We will identify any such broker-dealers, agents or underwriters, and will disclose their compensation, in an applicable prospectus supplement.

     The selling stockholders and any broker-dealers, agents or underwriters that act in connection with the sale of shares might be deemed to be underwriters within the meaning of Section 2(a)(11) of the Securities Act. In this case, any commissions received by broker-dealers, agents or underwriters and any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. We and the selling stockholders may agree to indemnify any broker, dealer, agent or underwriter that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act. We will describe any such indemnification provisions in an applicable prospectus supplement.

     In order to comply with the securities laws of certain states, if applicable, the shares may be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state, unless such state requirements are preempted by federal law or an exemption from the registration or qualification requirement is available and is complied with by us and by the selling stockholders.

     We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act upon being notified by a selling stockholder that any material arrangement has been entered into with a broker, dealer, agent or underwriter for the sale of shares. Such supplement will disclose:

•	the name of each selling stockholder and of any participating broker, dealer, agent or underwriter;

•	the number of shares involved;

•	the price at which such shares were sold;

•	the commissions paid or discounts or concessions allowed to any such broker, dealer, agent or underwriter where applicable;

•	that, if applicable, any such broker, dealer, agent or underwriter did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

•	other facts required to be disclosed under Item 508 of Regulation S-K or material to the transaction.

     There can be no assurance that the selling stockholders will sell all or any of the shares of common stock offered by this prospectus.

LEGAL MATTERS

     The validity of the shares of common stock offered by this prospectus will be passed upon for us by Gibson, Dunn & Crutcher LLP.

EXPERTS

     Ernst & Young LLP, independent auditors, have audited our financial statements and schedule for the year ended March 31, 2003, as set forth in their report, included in our Annual Report on Form 10-K, which is incorporated by reference in this prospectus. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

     Our financial statements and schedules as of and for the year ended March 31, 2001, incorporated by reference in this prospectus have been audited by Arthur Andersen LLP. Arthur Andersen LLP has not reissued its report with respect to those financial statements and schedules and we have not been able to obtain, after reasonable efforts, Arthur Andersen LLP’s written consent to the incorporation in this prospectus of said report. Under these circumstances, Rule 437a under the Securities Act of 1933 permits us to file this prospectus without a written consent from Arthur Andersen LLP. Since Arthur Andersen LLP has not issued its consent to the incorporation of their report in this prospectus, you may not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act of 1933.

2,980,990 Shares

The Advisory Board Company

Common Stock

[LOGO]

________

PROSPECTUS

February 20, 2004
________

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses in connection with the offering (all of which will be borne by the selling stockholders), are as follows:

Expenses	Amount

Securities and Exchange Commission registration fee	$14,832
NASD filing fee	12,207
Printing expenses	15,000
Accounting fees and expenses	50,000
Legal fees and expenses	60,000
Transfer agent’s fees and expenses	1,000
Miscellaneous	11,961

Total	$165,000

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145(a) of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful.

     Section 145(b) of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

     Section 145 of the Delaware General Corporation Law further provides that (i) to the extent that a former or present director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith; (ii) indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and (iii) the corporation may purchase and maintain insurance on behalf of any present or former director, officer, employee or agent of the corporation or any person who at the request of the corporation was serving in such capacity for another entity against any liability asserted against such person and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

     The registrant’s Certificate of Incorporation and bylaws provide, in part, that the registrant shall indemnify and hold harmless its directors and officers (and, in its discretion, employees and agents) against all expenses, liability and loss resulting from any action, suit or proceeding, which they may reasonably incur in the performance of their duties as a director or officer (or when serving at the request of the registrant as director, officer, employee or agent of another entity), unless such officer or director is judicially determined to be liable to the registrant. Such right to indemnification includes the right to be paid by the registrant the expenses incurred in defending an action, suit or proceeding in advance of its final disposition; provided, that, if the Delaware General Corporation Law so requires, such payment shall only be made upon delivery to the registrant by the officer or director of an undertaking to repay all amounts so advanced if it is ultimately determined that such director or officer is not entitled to indemnification.

     The registrant may refuse to pay a claim for indemnification if it determines that the claimant has not met the applicable standard of conduct under the bylaws or the Delaware General Corporation Law, but such claimant may (90 days after a written claim has been received by the registrant) challenge such refusal and bring suit against the registrant to recover an unpaid claim and, if such suit is successful, the expense of bringing such suit. Except for proceedings to enforce rights to indemnification, the registrant is required to indemnify an officer or director in connection with an action, suit or proceeding initiated by such person only if such action, suit or proceeding was authorized by the board of directors of the registrant.

     The Certificate of Incorporation and bylaws also provide, in part, that the rights conferred thereby are not exclusive of any other rights which an officer or director may have, and such rights continue as to a person who has ceased to be a director or officer. The registrant may, to the fullest extent permitted by the Delaware General Corporation Law, purchase and maintain insurance on behalf of any officer, director, employee or agent against any liability which may be asserted against such person.

ITEM 16. EXHIBITS.

Exhibit
No.	Description of Exhibit

4.1	Specimen Common Stock Certificate.*
5.1	Opinion of Gibson, Dunn & Crutcher LLP.**
23.1	Consent of Gibson, Dunn & Crutcher LLP (included in its opinion filed as Exhibit 5.1)
23.2	Consent of Ernst & Young LLP.
24.1	Power of Attorney (included in the signature page in Part II)**
_________
*	Incorporated by reference to the registrant’s registration statement on Form S-1, declared effective by the Securities and Exchange Commission on November 9, 2001 (Registration No. 333-68146).
**	Previously Filed.

ITEM 17. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i) and (a)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 and Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (b) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (d) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES AND POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the District of Columbia, on February 20, 2004.

The Advisory Board Company

By:	/s/ Frank J. Williams Frank J. Williams, Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 20, 2004.

Signature	Title

* Jeffrey D. Zients	Chairman of the Board of Directors

/s/ Frank J. Williams Frank J. Williams	Chief Executive Officer (Principal Executive Officer) and Director

* David L. Felsenthal	Chief Financial Officer (Principal Financial and Accounting Officer), Secretary and Treasurer

* Marc N. Casper	Director

* Michael A. D’Amato	Director

* Kelt Kindick	Director

* Joseph E. Laird, Jr.	Director

* LeAnne M. Zumwalt	Director

*By: /s/ Frank J. Williams Frank J. Williams by Power of Attorney

EXHIBIT INDEX

Exhibit
No.	Description of Exhibit

4.1	Specimen Common Stock Certificate.*
5.1	Opinion of Gibson, Dunn & Crutcher LLP.**
23.1	Consent of Gibson, Dunn & Crutcher LLP (included in its opinion filed as Exhibit 5.1)
23.2	Consent of Ernst & Young LLP.
24.1	Power of Attorney (included in the signature page in Part II)**
_________
*	Incorporated by reference to the registrant’s registration statement on Form S-1, declared effective by the Securities and Exchange Commission on November 9, 2001 (Registration No. 333-68146).
**	Previously filed.